                                                         EXHIBIT 99.3
                                                         ------------



                             DILLON COMPANIES, INC.
                  EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                           December 31, 1997 and 1996


                               Table of Contents
                               -----------------

Financial Statements:                                             Pages
---------------------                                             -----
Report of Independent Accountants                                   2

Statement of Net Assets Available for Plan Benefits                 3

Statement of Changes in Net Assets Available for Plan Benefits      4

Notes to Financial Statements                                      5-8

Supplemental Schedules:                                         Schedule
-----------------------                                         --------
Item 27(a) - Schedule of Assets Held for Investment Purposes        1

Item 27(d) - Schedule of Reportable Transactions                    2

All other schedules required by Form 5500 have been omitted as being not applicable.

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------



The Trust Committee
Dillon Companies, Inc.
  Employees' Stock Ownership and Savings Plan



We have audited the accompanying statement of net assets available for plan benefits of the Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan as of December 31, 1997 and 1996, and the related statement of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan as of December 31, 1997 and 1996, and the changes in net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules as listed on page 1 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



(Coopers & Lybrand L.L.P.)
Cincinnati, Ohio
April 3, 1998

                             DILLON COMPANIES, INC.
                  EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                            Statement of Net Assets
                          Available for Plan Benefits

                        As of December 31, 1997 and 1996

                                                       1997          1996
                                                   ------------  ------------
Assets
------
  Cash and cash equivalents                        $  7,486,499  $  6,844,527
  Investment contracts with insurance companies       5,708,750    10,886,146
  Investments in BASIC                               28,232,408    28,509,307
  Investments in PIMCO                               20,116,767    20,221,869
  Investments in State Street Fixed Fund             16,402,062    16,483,916
  Investments in CDC Investment Management            4,884,465     4,659,206
  The Kroger Co. common stock                       412,737,653   253,407,826
  Trust funds managed by:
    Sanford C. Bernstein & Co.                       24,031,425    20,475,482
    Mellon Capital Stock Index Fund                  28,342,734    21,351,318
                                                   ------------  ------------

       Total assets                                 547,942,763   382,839,597
                                                   ------------  ------------


Liabilities
-----------
  Accounts payable                                      136,241       195,388
  Dividends payable                                      16,763        16,763
                                                   ------------  ------------

    Total liabilities                                   153,004       212,151
                                                   ------------  ------------


Net assets available for plan benefits             $547,789,759  $382,627,446
                                                   ============  ============

See accompanying notes to financial statements.

                             DILLON COMPANIES, INC.
                  EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                       Statement of Changes in Net Assets
                          Available for Plan Benefits

                 For the Years Ended December 31, 1997 and 1996

                                                                                  1997          1996
                                                                              ------------  ------------
Additions to net assets attributed to:
  Investment income:
    Net appreciation in fair value of investments:
      The Kroger Co. common stock                                             $150,678,679  $ 50,872,910
                                                                              ------------  ------------
    Interest:
      Short-term investments                                                       113,490       157,402
      Investment contracts with insurance companies, investments in BASIC, investments in PIMCO, investments in State Street Fixed Fund,
        investments in CDC Investment Management                                 5,828,533     5,624,019
                                                                              ------------  ------------
                                                                                 5,942,023     5,781,421
                                                                              ------------  ------------

   Net investment income of trust funds managed by:
     State Street Research and Management                                                -     1,015,709
     Sanford C. Bernstein & Co.                                                  4,224,362     1,596,754
     Mellon Capital Stock Index Fund                                             6,961,650     3,631,226
                                                                              ------------  ------------
                                                                                11,186,012     6,243,689
                                                                              ------------  ------------
Contributions:
  Employer                                                                       1,272,049     1,058,703
  Employee                                                                      25,374,816    22,900,855
                                                                              ------------  ------------
                                                                                26,646,865    23,959,558
                                                                              ------------  ------------

    Total additions                                                            194,453,579    86,857,578
                                                                              ------------  ------------

Deductions from net assets attributed to:
  Benefits paid to participants                                                 29,209,099    19,634,324
  Administrative expenses                                                           82,167        74,866
                                                                              ------------  ------------

    Total deductions                                                            29,291,266    19,709,190
                                                                              ------------  ------------

Increase in net assets available for plan benefits                             165,162,313    67,148,388
Net assets available at beginning of period                                    382,627,446   315,479,058
                                                                              ------------  ------------
Net assets available at end of period                                         $547,789,759  $382,627,446
                                                                              ============  ============

See accompanying notes to financial statements.

                            DILLON COMPANIES, INC.
                  EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                         Notes to Financial Statements

                          December 31, 1997 and 1996

1)   Summary of Significant Accounting Policies
     ------------------------------------------
     The accompanying financial statements have been prepared on an accrual basis and present the net assets available for plan benefits and changes in those net assets based on fair value (quoted market prices where available). Fixed investments are valued at contract value (cost plus accrued interest). Purchases and sales of The Kroger Co. common stock are recorded on a trade date basis. The Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan (the Plan) presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.


2)   Description of Dillon Companies, Inc. Employees' Stock Ownership and
     --------------------------------------------------------------------
     Savings Plan
     ------------
     Employees of Dillon Companies, Inc. (the Company) and its subsidiaries with one year of service and who have attained age 21 are eligible to become a participant as of the earliest January 1 or July 1 following completion of eligibility requirements.

     The interest of all participants in the Plan is fully vested at all times and is not subject to forfeiture or cancellation under any circumstances. Plan assets are for participants only and may never revert to the employer.

     Plan income and expenses for each period are allocated to the participants' accounts in the ratio that the balance in the account of each participant bears to the balance of all the participants' accounts immediately before the allocation. ESOP employer contributions are allocated based on participants' salaries as stated in the Plan.

     All distributions to participants are in cash or in whole shares of The Kroger Co. common stock (cash is paid for fractional shares). Participants and beneficiaries individually exercise voting rights on the shares of The Kroger Co. common stock allocated to their account.

     Dividends are allocated to participants' accounts in the same manner as earnings.

     Under the 401(k) salary reduction provision, Plan participants may make an election to have the Company contribute to the Plan on their behalf from two percent (2%) to twenty percent (20%) of the qualifying compensation that would otherwise be payable to them for the Plan year.

     A basic matching employer contribution is allocated to participants of the Stock Fund equal to ten percent (10%) of salaries directed by participants. A supplemental employer contribution is allocated in proportion to all participants' salaries directed to all investments. The supplemental contribution is based on the annual financial results of The Kroger Co. and determined annually by the Board of Directors. The supplemental contribution ranges from none to twenty percent (20%) of participant contributions. For 1997 and 1996, the Company made a basic matching contribution.

     The Company currently has discontinued contributions to the ESOP portion of the Plan and has no present intentions to resume such contributions.

                            DILLON COMPANIES, INC.
                  EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                   Notes to Financial Statements, Continued

                          December 31, 1997 and 1996

2)   Description of Dillon Companies, Inc. Employees' Stock Ownership and
     --------------------------------------------------------------------
     Savings Plan, continued
     -----------------------
     Participants of the 401(k) portion of the Plan and participants of the ESOP portion of the Plan who are over age 55 are allowed monthly and annual investment option selections, respectively, to direct all or a portion of their contributions to the following funds:

                                    Fixed
                                    Index
                                    Balanced
                                    Kroger Stock

3)   Investments
     -----------
     The Dillon Companies, Inc. Employee Master Trust (the Trust) was formed on July 1, 1987, as the funding medium for various employee benefit plans administered by the Company. All assets of the Dillon Companies, Inc. Profit Sharing and Savings Plan, Dillon Companies, Inc. Pension Plan, and Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan are funded through the Dillon Companies, Inc. Employee Master Trust. The allocation of assets between plans is based upon individual plan assets adjusted monthly for contributions, benefit payments, earnings and administrative expenses.

     The Plan's investments are held by the Trust and are administered by the Dillon Companies, Inc. Trust Committee. The Trust Committee selects investment managers to manage certain assets of the Plan. The net change in funds managed by investment managers includes revenue earned, unrealized and realized gains and losses on investments, and fiduciary expenses. The investments and changes therein of the trust funds managed by investment managers have been reported to the Plan by the trustees as having been determined through the use of fair value or estimated fair values for all assets and liabilities of the trust funds.


4)   Fixed Investments
     -----------------
     The Plan had the following fixed investments in the fixed fund as of December 31, 1997:
       * Investment contracts with insurance companies with annual crediting interest rates varying from 6.70% to 9.75% and maturities from one month to two years.
       * Benefit Accessible Securities Investment Contracts (BASICs) with annual crediting interest rates ranging from 6.00% to 8.75% and maturities from two to 11 years.
       * Investment in Pacific Investment Management Company (PIMCO) with a variable crediting interest rate of 7.00%. The variable crediting interest rate is adjusted quarterly.
       *  Investment in Diversified Financial Products Inc. (State Street Fixed
          Fund) with a variable crediting interest rate of 7.11%. The variable crediting interest rate is adjusted quarterly.
       * CDC Investment Management with annual crediting interest rates ranging from 6.20% to 6.45% and maturities from three to four years.

                            DILLON COMPANIES, INC.
                  EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                   Notes to Financial Statements, Continued

                          December 31, 1997 and 1996


4)   Fixed Investments, continued
     ----------------------------
     The crediting interest rate for investment contracts with insurance companies, BASICs, and CDC Investment Management is the contract rate. The crediting interest rate for investments in PIMCO and State Street Fixed Fund is based upon a predetermined formula which factors in duration, market value, and book value of the portfolio. The minimum crediting interest rate for these investments is zero percent.

     All of the Plan's fixed investments are fully benefit-responsive. A fully benefit-responsive investment provides a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations, transfers, loans, or withdrawals initiated by plan participants under the terms of the ongoing Plan. Certain employer initiated events (i.e. lay-offs, mergers, bankruptcy, plan termination) are not eligible for the liquidity guarantee.

     The following information is presented in the aggregate for the fixed investments:

                                           1997          1996
                                      ------------  ------------

                     Fair Value       $85,047,367   $86,804,798
                     Average Yield           7.39%         7.49%

     The fair value of the fixed investments are calculated as the aggregate present value of the underlying cash flows using interest rates quoted for securities with similar duration and credit risk.

5)   Tax Status
     ----------
     The Internal Revenue Service has issued a determination letter to the Plan that the requirements for a qualified plan under Section 401(a) of the Internal Revenue Code have been met and the Plan is exempt from federal and state income taxes.

6)   Priorities Upon Termination of the Plan
     ---------------------------------------
     It is the intent of the Company to continue the Plan indefinitely; however, the Company reserves the right to terminate the Plan at any time.

     In the event of termination of the Plan, the Trustees shall continue to administer the Plan in accordance with the provisions of the Plan until all obligations have been discharged or satisfied.

7)   Use of Estimates
     ----------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for plan benefits as of the date of the Plan's financial statements and the reported changes in net assets available for plan benefits during the reporting period. Actual results could differ from those estimates.

                            DILLON COMPANIES, INC.
                  EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                   Notes to Financial Statements, Continued
                          December 31, 1997 and 1996

8)   Summary of Changes in Investment Options
     ----------------------------------------

                                                                                                             Kroger
                                                                   Fixed          Index      Balanced        Stock        Total
                                                               -----------    -----------   -----------   -----------  -----------
1997
----
  ESOP
   Beginning Balance 12-31-96                                 $  3,079,114   $   541,784   $   786,405   $ 84,335,898  $ 88,743,201
     Transfers                                                    (256,075)        2,556        91,145        162,374             -
     Withdrawals                                                  (372,522)      (67,438)      (71,192)    (7,006,691)   (7,517,843)

     Earnings, net                                                 211,166       169,166       162,598     47,237,596    47,780,526
                                                              ------------   -----------   -----------   ------------  ------------
   Ending Balance 12-31-97                                    $  2,661,683   $   646,068   $   968,956   $124,729,177   129,005,884
                                                              ============   ===========   ===========   ============  ------------

  401(k)
   Beginning Balance 12-31-96                                 $ 83,811,542   $21,254,733   $19,746,042   $169,071,928   293,884,245
     Transfers                                                 (11,234,895)   (1,011,418)   (1,555,352)    13,801,665             -
     Withdrawals                                                (6,034,968)   (1,478,313)   (1,164,418)   (13,013,557)  (21,691,256)

     Contributions -- Employee                                   7,181,850     2,473,674     2,283,984     13,435,308    25,374,816
     Contributions -- Employer                                           -             -             -      1,272,049     1,272,049
     Earnings, net                                               5,642,563     6,795,889     4,064,486    103,441,083   119,944,021
                                                              ------------   -----------   -----------   ------------  ------------
   Ending Balance 12-31-97                                    $ 79,366,092   $28,034,565   $23,374,742   $288,008,476   418,783,875
                                                              ============   ===========   ===========   ============  ------------
     Total                                                                                                             $547,789,759
                                                                                                                       ============

1996
----
 ESOP
   Beginning Balance 12-31-95                                 $  2,678,954   $   288,088   $   376,098   $ 71,900,846  $ 75,243,986
     Transfers                                                     518,471       217,780       414,313     (1,150,564)            -
     Withdrawals                                                  (303,442)      (26,236)      (56,511)    (3,836,567)   (4,222,756)

     Earnings, net                                                 185,131        62,152        52,505     17,422,183    17,721,971
                                                              ------------   -----------   -----------   ------------  ------------
   Ending Balance 12-31-96                                    $  3,079,114   $   541,784   $   786,405   $ 84,335,898    88,743,201
                                                              ============   ===========   ===========   ============  ------------

401(k)
   Beginning Balance 12-31-95                                 $ 74,536,276   $14,516,774   $15,600,495   $135,581,527   240,235,072
     Transfers                                                   2,004,434     1,969,313       457,807     (4,431,554)            -
     Withdrawals                                                (6,073,658)     (795,441)     (992,130)    (7,550,339)  (15,411,568)

     Contributions -- Employee                                   7,824,304     1,987,977     2,125,710     10,962,864    22,900,855
     Contributions -- Employer                                           -             -             -      1,058,703     1,058,703
     Earnings, net                                               5,520,186     3,576,110     2,554,160     33,450,727    45,101,183
                                                              ------------   -----------   -----------   ------------  ------------
   Ending Balance 12-31-96                                    $ 83,811,542   $21,254,733   $19,746,042   $169,071,928   293,884,245
                                                              ============   ===========   ===========   ============  ------------
     Total                                                                                                             $382,627,446
                                                                                                                       ============

                           DILLON COMPANIES, INC.                   SCHEDULE 1
                                                                    ----------
                  EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

         Item 27(a) - Schedule of Assets Held for Investment Purposes
                                (Master Trust)

                               December 31, 1997

                                              Annual
                                             Interest      Maturity                   Carrying
                                                Rate         Date          Cost         Value
                                             --------      --------    ------------  ------------
Investments with PIMCO:
----------------------
     Short Term Investments (Cash Equivalents)                        $ 23,872,528   $23,842,590
                                                                       ===========    ==========

     Allocation:
     ----------
        Profit Sharing                                                $ 16,281,210   $16,260,791

        Pension                                                            485,425       484,817

        ESOP 401(k)                                                      7,105,893     7,096,982
                                                                       -----------    ----------
                                                                      $ 23,872,528   $23,842,590
                                                                       ===========    ==========

                            DILLON COMPANIES, INC.             Schedule 1. cont.
                                                               -----------------
                  EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN
         Item 27(a) - Schedule of Assets Held for Investment Purposes
                                (Master Trust)

                               December 31, 1997

                                                   Annual
                                                  Interest   Maturity                  Carrying
                                                    Rate       Date        Cost          Value
                                                  ---------  --------  ------------  -------------
Investment Contracts with Insurance Companies:
------------------------------------------------
  John Hancock Mutual Life                            8.84%      1998   $ 2,000,000   $ 3,601,082

  Hartford Life Insurance                             8.50%      1998     1,000,000     1,756,175

  Metropolitan Life Insurance                         6.70%
                                                   to 6.85%      1998       803,852     1,230,968

  Mutual Benefit Life of New Jersey                   9.75%      1999     1,500,000     2,031,903

  Ohio National Life                                  8.21%
                                                   to 8.87%      1998     5,000,000     8,355,989

  Provident Mutual Life Insurance                     8.82%      1998     1,000,000     1,086,437

  Travelers Insurance Company                         8.80%
                                                   to 9.10%      1998     2,000,000     2,101,354

  Investment Contract Reserve for Loss                                            -      (120,000)

  Pension - Investment Contract Valuation                                         -        31,000
                                                                        -----------   -----------

     Total Dillon Companies, Inc.
     Employee Master Trust                                              $13,303,852   $20,074,908
                                                                        ===========   ===========

     Allocation:
     ----------
       Profit Sharing                                                   $ 8,757,796   $13,194,710

       Pension                                                              756,956     1,140,448

       Pension - Investment Contract Valuation                                    -        31,000

       ESOP 401(k)                                                        3,789,100     5,708,750
                                                                        -----------   ------------
                                                                        $13,303,852   $20,074,908
                                                                        ===========   ============

                            DILLON COMPANIES, INC.             Schedule 1. cont.
                                                               -----------------
                  EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

         Item 27(a) - Schedule of Assets Held for Investment Purposes
                                (Master Trust)

                               December 31, 1997

                                       Annual
                                     Interest   Maturity                  Carrying
                                       Rate       Date        Cost          Value
                                     ---------  --------  ------------  ------------
Investments in BASIC:
--------------------
  FNMA 90-128H                          8.500%      2000   $   906,235  $  1,028,098

  FNMA 90-6G                            8.750%      1998       441,563       431,503

  FNMA 89-50E                           8.625%      1998        56,801        27,742

  FNMA 92-16KD                          7.000%      2005     4,759,312     4,880,237

  FNMA 92-134H                          7.500%      2005     6,838,022     7,094,706

  FHLMC 1365PI                          7.250%      2005     3,961,844     4,098,567

  FNMA 92-182PH                         7.000%      2005     2,881,109     3,045,188

  FNMA 92-200H                          7.000%      2006     2,946,875     3,082,438

  FHLMC 1458J                           7.000%      2005     4,856,601     5,045,048

  FHLMC 1457PJ                          7.000%      2006     4,922,875     5,086,248

  FHLMC 1542H                           6.500%      2003     6,032,812     6,145,841

  FHLMC 1625H                           6.000%      2008     9,695,312     9,831,338

  FNMA 93-134G                          6.500%      2006     7,415,000     7,634,119

  FNMA 94-48E                           6.000%      2007     6,002,062     6,224,951

  FNMA 94-10PC                          6.500%      2005     9,006,250     9,296,465

  5 YR UST                              7.750%      1999     4,005,212     4,158,572

  10 YR UST                             7.875%      2004     4,042,185     4,073,380

  FNMA 93-107D                          6.500%      2002     2,902,969     2,952,401

  FNMA 93-118H                          6.500%      2004     5,932,992     5,977,614

  FNMA 93-209J                          6.000%      2008     4,641,333     4,719,712

  Pension - BASIC Valuation                                          -        51,370
                                                          ------------  ------------

     Total Dillon Companies, Inc.
     Employee Master Trust                                 $92,247,364  $ 94,885,538
                                                          ============  ============

 Fair Value                                                             $104,159,934

 Wrap Value                                                               (9,274,396)
                                                                        ------------
                                                                        $ 94,885,538
                                                                        ============

Allocation:
----------
       Profit Sharing                                      $63,474,005  $ 65,253,945

       Pension                                               1,311,050     1,347,815

       Pension - BASIC Valuation                                     -        51,370

       ESOP 401(k)                                          27,462,309    28,232,408
                                                          ------------  ------------
                                                           $92,247,364  $ 94,885,538
                                                          ============  ============

                            DILLON COMPANIES, INC.             Schedule 1, cont.
                                                               -----------------
                  EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

         Item 27(a) - Schedule of Assets Held for Investment Purposes
                                (Master Trust)

                               December 31, 1997

                                                     Annual
                                                    Interest      Maturity                        Carrying
                                                      Rate          Date           Cost             Value
                                                   ---------     --------     ------------     -------------
Investments in PIMCO:
--------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                             7.000%     Variable     $ 51,750,000      $ 66,612,920
                                                                               ============      ============


  Fair Value                                                                                     $ 68,707,216

  Wrap Value                                                                                       (2,094,296)
                                                                                                 ------------

                                                                                                 $ 66,612,920
                                                                                                 ============

     Allocation:
     -----------
       Profit Sharing                                                          $ 36,121,760      $ 46,496,153

       Pension                                                                            -                 -

       ESOP 401(k)                                                               15,628,240        20,116,767
                                                                               ------------      ------------
                                                                               $ 51,750,000      $ 66,612,920
                                                                               ============      ============



Investments in State Street Fixed Fund:
--------------------------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                             7.111%     Variable     $ 44,750,000      $ 54,312,370
                                                                               ============      ============

  Fair Value                                                                                     $ 56,667,400

  Wrap Value                                                                                       (2,355,030)
                                                                                                 ------------

                                                                                                 $ 54,312,370
                                                                                                 ============

     Allocation:
     -----------
       Profit Sharing                                                          $ 31,235,726      $ 37,910,308

       Pension                                                                            -                 -

       ESOP 401(k)                                                               13,514,274        16,402,062
                                                                               ------------      ------------
                                                                               $ 44,750,000      $ 54,312,370
                                                                               ============      ============


Investments in CDC Investment Management:
----------------------------------------
     Total Dillon Companies, Inc.                      6.200%
     Employee Master Trust                          to 6.450%     Variable     $ 15,000,025      $ 16,173,996
                                                                               ============      ============

  Fair Value                                                                                     $ 16,239,968

  Wrap Value                                                                                          (65,972)
                                                                                                 ------------

                                                                                                 $ 16,173,996
                                                                                                 ============

     Allocation:
     ----------
       Profit Sharing                                                          $ 10,470,093      $ 11,289,531

       Pension                                                                            -                 -

       ESOP 401(k)                                                                4,529,932         4,884,465
                                                                               ------------      ------------
                                                                               $ 15,000,025      $ 16,173,996
                                                                               ============      ============

                            DILLON COMPANIES, INC.             Schedule 1, cont.
                                                               -----------------
                  EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

         Item 27(a) - Schedule of Assets Held for Investment Purposes
                                (Master Trust)

                               December 31, 1997



                                                            Annual
                                                           Interest      Maturity                        Carrying
                                                             Rate         Date             Cost            Value
                                                          ---------    -----------     -----------     ------------
Investments in The Kroger Co. Common Stock:
-------------------------------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                                                            $157,046,192     $658,949,905
                                                                                      ============     ============


     Allocation:                                 Shares
     -----------                                ---------
       Profit Sharing                           6,389,107                             $ 70,686,004     $234,799,691

       Pension                                    310,546                                1,871,808       11,412,561

       ESOP 401(k)                             11,230,957                               84,488,380      412,737,653
                                               ----------                             ------------     ------------

                                               17,930,610                             $157,046,192     $658,949,905
                                               ==========                             ============     ============

Investments in Trust Funds Managed by:
-------------------------------------

  Sanford C. Bernstein & Co.:
  --------------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                                                            $ 62,227,038     $ 77,456,884
                                                                                      ============     ============


     Allocation:
     ----------
       Profit Sharing                                                                 $ 42,920,757     $ 53,425,459

       Pension                                                                                   -                -

       ESOP 401(k)                                                                      19,306,281       24,031,425
                                                                                      ------------     ------------
                                                                                      $ 62,227,038     $ 77,456,884
                                                                                      ============     ============




  Mellon Capital Stock Index Fund:
  -------------------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                                                            $ 40,479,722     $ 74,576,546
                                                                                      ============     ============


      Allocation:
      ----------
       Profit Sharing                                                                 $ 25,095,448     $ 46,233,812

       Pension                                                                                   -                -

       ESOP 401(k)                                                                      15,384,274       28,342,734
                                                                                      ------------     ------------

                                                                                      $ 40,479,722     $ 74,576,546
                                                                                      ============     ============


Investments in Mellon Trust:
---------------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                                                            $ 47,452,698     $ 74,078,859
                                                                                      ============     ============

     Allocation:
     ----------
       Profit Sharing                                                                 $          -     $          -

       Pension                                                                          47,452,698       74,078,859

       ESOP 401(k)                                                                               -                -
                                                                                      ------------     ------------
                                                                                      $ 47,452,698     $ 74,078,859
                                                                                      ============     ============

                            DILLON COMPANIES, INC.                    Schedule 2
                                                                      ----------
                  EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

               Item 27(d) - Schedule of Reportable Transactions
                                (Master Trust)

                         Year Ended December 31, 1997

                                                                                           Current
                                                                                           Value on
                                                           Selling         Cost of         Date of            Net Gain
      Description of Transaction             Price          Price           Asset        Transactions         or (Loss)
  ------------------------------          -----------     ----------    -----------    ----------------   --------------
The Northern Trust Company
 time deposits                            $12,600,000             --     $12,600,000        $12,600,000               --

The Northern Trust Company
 time deposits                                     --    $25,556,599      25,556,599         25,556,599               --

PIMCO
 time deposits                             61,050,000             --      61,050,000         61,050,000               --

PIMCO
 time deposits                                     --     37,500,000      37,500,000         37,500,000               --

Allstate Life Insurance
 investment contract                               --      2,000,000       2,000,000          2,000,000               --

Confederation Life Insurance
 investment contract                               --      1,000,000       1,000,000          1,000,000               --

Connecticut Mutual Life
 investment contracts                              --      4,000,000       4,000,000          4,000,000               --

John Hancock Mutual Life
 investment contracts                              --      4,000,000       4,000,000          4,000,000               --

Metropolitan Life Insurance
 investment contracts                              --        803,852         803,852            803,852               --

PIMCO
 trust investment                           5,500,000             --       5,500,000          5,500,000               --

PIMCO
 trust investment                                  --     10,750,000      10,750,000         10,750,000               --

State Street Fixed Fund
 trust investment                           4,500,000             --       4,500,000          4,500,000               --

State Street Fixed Fund
 trust investment                                  --      8,750,000       8,750,000          8,750,000               --

Merrill Lynch
 The Kroger Co. common stock
 227,277 shares                             8,200,025             --       8,200,025          8,200,025               --

Morgan Stanley
 The Kroger Co. common stock
 1,043,700 shares                          40,705,677             --      40,705,677         40,705,677               --

Morgan Stanley
 The Kroger Co. common stock
 327,400 shares                                    --      9,793,726       2,750,676          9,793,726       $7,043,050

Sanford C. Bernstein & Co.
 trust investment                                  --      6,700,000       6,700,000          6,700,000               --

Mellon Capital Index Fund
 trust investment                           3,300,000             --       3,300,000          3,300,000               --

Mellon Capital Index Fund
 trust investment                                  --      7,500,000       7,500,000          7,500,000               --

The Northern Trust Company
 trust investment                                  --        700,000         700,000            700,000               --

Mellon Trust
 trust investment                                  --        500,000         500,000            500,000               --